UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 21, 2017 (February 15, 2017)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Other Events.

On February 15, 2017, Fusion Telecommunications International, Inc. (the “Registrant”) was telephonically advised by the Corporate Finance Staff (the “Staff”) of the Securities and Exchange Commission (the “SEC”) that, in the Staff’s opinion, the financial statements of Apptix Inc. included as an exhibit to the Registrant’s Current Report on Form 8-K originally filed on November 18, 2017 (the “Apptix Form 8-K”), did not comply with applicable SEC auditing standards (the “Deficiency”). As a result, the Staff concluded that (a) until the Deficiency is cured, the Registrant would not be current in its reporting obligations under the Securities Exchange Act of 1934, as amended, and (b) the Registrant does not currently meet the applicable requirements for use of Form S-3 under the Securities Act of 1933, amended, for registration of its securities. The Registrant is currently reviewing its options with respect to the Staff’s determination, including whether to seek a formal waiver from applicable SEC requirements. There can be no assurance that any such waiver request will receive favorable treatment. The Registrant is currently working to correct the Deficiency and, once the required financial statements are completed, it intends to file a further amendment to the Apptix Form 8-K. Thereafter, the Registrant intends to make applicable filings with the SEC to permit resales of the Registrant’s common stock by stockholders holding contractual registration rights. Holders of such contractual rights may be entitled to certain damage payments prior to the Registrant regaining compliance with affected registration rights.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits

   None

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
February 21, 2017	President and Chief Operating Officer